1993 STOCK COMPENSATION PLAN OF ELECTRO ENERGY, INC.

SECTION 1. Introduction.

1.1 Purposes. The purposes of the Electro Energy, Inc. Stock Compensation Plan (the "Plan") are to (i) enhance the growth in value of the Corporation and its Subsidiaries by providing a stock and financial incentive to certain executive level employees, consultants and directors who are capable of having a significant impact on the performance of the Corporation and its Subsidiaries; and (ii) attract, motivate and retain such key employees who are critical to the long term success of the business.

1.2 Definitions. The following definitions are applicable to the Plan:

"Award" means the grant of any Option by the Committee to a Participant.

"Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 4.10 to receive the amount, if any, payable under the Plan upon the death of a Participant.

"Board of Directors" means the Board of Directors of the corporation.

"Code" means the Internal Revenue Code of 1986 as amended or renumbered from time to time.

"Committee" means the Compensation Committee of the Board of Directors; provided, however, no member of the Committee shall be a Participant in the Plan.

"Common Shares" means the common stock ($0 par value) of the Corporation.

"Corporation" means Electro Energy, Inc. and any Subsidiary which is designated by the Board of Directors as eligible to have its employees participate in the plan.

"Disability" means any physical or mental condition that, in the opinion of the Committee, renders any employee incapable of engaging in any employment or occupation for which he or she is suited by reason of education or training for a period of six months or greater.

"Fair Market Value" means the fair market value of a share of common stock of the Corporation as determined in accordance with Proposed Regulation 1.421-7 and Regulation 20.2031-2, if the common stock of the Corporation is not publicly traded. This value is determined as of December 31 of each year by the Board of Directors. If the common stock of the Corporation is listed on a national securities exchange, is quoted in the National Market List of NASDAQ, or is otherwise traded then the Fair Market Value will be the average closing price of those shares over the ten trading days prior to any termination.

"Incentive Stock Option" means an option to purchase Common Shares that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

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"Key Employee" means any employee of the Corporation, including officers and directors who are also employees and consultants and advisors, who, in the judgment of the Committee, is considered important to the future of the Corporation.

"Nonqualified Stock Option" means an option to purchase Common Shares that does not qualify as an incentive Stock Option.

"Option" means an incentive Stock Option or a Nonqualified Stock Option.

"Participant" means a Key Employee of the corporation who is selected to participate in the Plan in the manner described in Section 1.4.

"Subsidiary" means any subsidiary or affiliate of the Corporation as defined in Section 424(f) of the code,

1.3 Administration. The Plan shall be administered by the Committee, except as otherwise provided herein. In no event shall a member of the Committee be eligible for an Award under the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. The Committee shall have the authority to select Participants, grant Options, establish from time to time guidelines or regulations for the administration of the Plan, interpret the plan, cause appropriate records to be established,

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and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan.

All decisions, actions or interpretations of the Committee that are within the scope of this Section 1.3 shall be final, binding and conclusive upon all parties.

1.4 Participation. Participants in the Plan shall be limited to those Key Employees who have received written notification from the committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No employee shall at any time have the automatic right to be selected as a Participant. No Participant, having been granted an Award, shall have the automatic right to be granted an additional Award in the future.

1.5 Maximum number of Common Shares Available for Awards. Notwithstanding any other provision of the Plan, the aggregate maximum number of Common Shares that may be distributed to Participants during the term of the Plan shall be 350 Common Shares. In the event any Option granted under the plan shall terminate or expire, the number of Common Shares no longer subject to such Option, shall thereupon be released and shall thereafter be available for new Awards under the Plan. The Common Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The

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Corporation shall be under no obligation to acquire Common Shares for distribution to Participants before payment in Common Shares is due.

SECTION 2. Stock Options

2.1   Awards of Options. The maximum number of options to be granted under the Plan shall be 350; provided, however, that the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000).

2.2   Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

   (A) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten (10) years from the date of grant) and shall provide that the Option shall expire at the end of such period. With respect to Incentive Stock Options, in no case shall such period, including any such extensions, exceed (i) ten (10) years from the date of grant, or (ii) in the case of

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Incentive Stock Options granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares possessing more than ten (10) percent of the total combined voting power of all classes of shares of his or her employer corporation or of its parent or subsidiary corporation (a "Ten Percent Shareholder"), five (5) years from the date of grant.

   (B) Purchase Price. The purchase price per Common Share shall be determined by the Committee at the time any Option is granted, and shall be not less than (i) the Fair Market Value, or (ii) in the case of Incentive stock Options granted to a Ten Percent shareholder (as defined in Section 422 (b) of the Code), 110 percent of the fair market value (but in no event less than the par value) of a Common Share on the date the Incentive Stock Option is granted as determined by the Committee.

   (C) Exercise of option. Except as otherwise provided under the Plan, no part of any Option may be exercised until the Participant shall have remained in the employ of the Corporation for such period after the date on which the option is granted as the Committee may specify in the option agreement or otherwise and the Option agreement may provide for exercisability in installments.

   (D) Payment of Purchase Price upon Exercise. Each Option shall provide that the purchase price of the Common Shares shall be paid to the Corporation at the time of exercise either in cash or in such other consideration as the Committee

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deems appropriate, including, but not limited to, Common Shares already owned by the Participant having a total Fair Market Value, as determined by the Committee, equal to the purchase price, or a combination of cash and Common Shares having a total Fair Market Value, as so determined, equal to the purchase price. The Committee in its sole discretion may also provide that the purchase price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale or loan proceeds to pay the purchase price.

   (E) Vesting Upon Termination of Employment. In the event that a Participant's employment terminates for any reason including his or her death or disability, any Options held by such Participant shall vest according to the terms of his or her Option Agreement,

   (F) Transferability of Options. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall be exercisable only by him or her.

   (G) Investment Representation. Each option agreement may provide that, upon demand by the committee for such a representation, the Participant (or any person acting under Paragraph E of this Section 2.2) shall deliver to the committee,

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at the time of any exercise of an Option or portion thereof, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Common Shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Participant or such other person to purchase any Common Shares. In the event certificates for Common shares are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

   (H) Participants to Have no Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any Common Shares subject to his or her Option prior to the date of issuance to him or her of such Common Shares.

SECTION 3. General Provisions

3.1 Certain Adjustments to Plan Shares. In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger,

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consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, the number and kind of shares available for Awards under the Plan, and the number and kind of shares subject to Restrictions or subject to Options in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a "modification" within the meaning of section 424(h)(3) of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

3.2 Successor corporation. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision

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for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

3.3 General Creditor Status. Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Compensation Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or pay cash; provided, however, that, unless the committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other

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arrangements shall be consistent with the "unfunded" status of the Flan.

3.4 No claim or Right Under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation.

3.5 Awards Not Treated as compensation Under Benefit Plans. No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

3.6 Listing and Qualification of Common Shares. The Corporation, in its discretion, may postpone the issuance or delivery of Common Shares upon any exercise of an Option until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. If the Common Shares have not been registered under the Securities Act of 1933, they will be issued pursuant to the applicable shareholder agreement between the Corporation and the shareholder.

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3.7 Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the plan including, but not limited to (i) deducting the amount required to be withheld from any other amount then or thereafter payable to a Participant, Beneficiary or legal representative, and (ii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Common Shares. In addition, subject to such rules and regulations as the committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Common Shares at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Corporation deduct from the number of Common Shares otherwise deliverable in payment of an Award such number of Common Shares as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Corporation such portion of the Common Shares delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Corporation such number of Common Shares or combination of Common Shares and cash as shall have a value equal to the amount of tax to be withheld.

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3.8 Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

3.9 Payments to Persons Other Than Participant. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

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3.10 No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

3.11 Amendment or Termination. Except as to matters that In the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a participant by an individual agreement approved by the Board of Directors. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided,  however, that (i) no amendment that would materially increase the cost of the Plan to

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the Corporation may be made by the Board of Directors without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the corporation shall have approved an extension of the Plan beyond such date, no further Awards shall be made under the Plan after the expiration of ten years from the effective date of the Plan specified in Section 4.15.

3.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof.

3.14 Effective Date. The Plan is effective as of January l, 1993 subject to approval by the holders of a majority of the Common Shares outstanding and entitled to vote at the annual meeting of the Company's shareholders in 1993. Notwithstanding the foregoing, if the Plan has been approved by the Board prior to such shareholder approval, Awards may be made by the Committee as provided herein subject to such subsequent shareholder approval. In the event that such shareholder approval is not obtained, any such Awards shall be cancelled and all rights of Participants with respect to such Awards shall thereupon cease.

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